  Exhibit 5.1

June 9, 2021

BK Technologies Corporation
7100 Technology Drive
West Melbourne, FL 32904

Re:           BK Technologies Corporation Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BK Technologies Corporation, a Nevada corporation (the “Company”), in connection with the issuance and sale of 3,695,000 shares (as well as 554,250 shares of Common Stock (defined below) pursuant to the Underwriters’ over-allotment option) (collectively, the “Shares”) of the Company’s common stock, par value $0.60 per share (the “Common Stock”), by the Company. The Shares are included in a registration statement on Form S-3 (SEC File No. 333-251307) filed on December 12, 2020, as amended on December 21, 2020 (including all amendments, supplements, exhibits and schedules thereto, the “Registration Statement”), with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Act”), which was declared effective by the Commission on December 29, 2020. The Shares are being offered pursuant to a base prospectus dated December 29, 2020 (the “Base Prospectus”), and a prospectus supplement dated June 6, 2021, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to an underwriting agreement dated June 6, 2021, between the Company and ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the several underwriters named therein (the “Underwriting Agreement”). This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with our opinion expressed below, we have examined originals or copies, certified or otherwise, identified to our satisfaction of the following documents and such other documents, corporate records, certificates, and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)           the Registration Statement;

(b)           the Prospectus;

(c)           the Underwriting Agreement, filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K dated June 9, 2021 (the “Form 8-K”);

(d)           a copy of the Articles of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Nevada on June 4, 2021 (the “Articles of Incorporation”);

(e)           a copy of the Bylaws of the Company, as in effect on June 9, 2021, certified by the Chief Financial Officer, Secretary, and Treasurer of the Company;

(f)            a copy of Resolutions of the Board of Directors of the Company adopted on June 3, 2021, certified by the Chief Financial Officer, Secretary, and Treasurer of the Company;

(g)           a certificate of the Nevada Secretary of State dated June 3, 2021, certifying as to the good standing of the Company under the laws of the State of Nevada; and

(h)           a certificate dated the date hereof of the Secretary of the Company, certifying as to the name, title, and incumbency of officers of the Company signing the Underwriting Agreement or other documents in connection therewith.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness, and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon the foregoing assumptions and assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Shares, when issued and delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinion expressed above is subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, (ii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations, and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies, and are subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

We are members of the bar of the State of Utah and do not express any opinion in this letter covering any law other than the law of the State of Utah and Chapter 78 (Private Corporations) of the Nevada Revised Statutes (“NRS”), in each case as in effect on the date hereof. We are generally familiar with the NRS as currently in effect and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Act, or any other federal or state laws or regulations. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. This opinion letter is provided solely in connection with the distribution of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative, and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Form 8-K and to the reference to our firm as counsel for the Company that has passed on the validity of the Shares appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is issued to you solely for use in connection with the Registration Statement and the Prospectus and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any other government agency or other person, without our prior written consent.

Very truly yours, KIRTON MCCONKIE PC /s/ Kirton McConkie PC